Exhibit 1.1

Execution Version

DISTRIBUTION AGREEMENT

DISTRIBUTION AGREEMENT (this “Agreement”), dated as of October 11, 2016 among ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (the “Company”), GOLDMAN, SACHS & CO. (“Goldman Sachs”), BARCLAYS CAPITAL INC.  (“Barclays”), BNP PARIBAS SECURITIES CORP. (“BNP Paribas”), EVERCORE GROUP L.L.C. (“Evercore ISI”), MIZUHO SECURITIES USA INC. (“Mizuho Securities”), MUFG SECURITIES AMERICAS INC. (“MUFG”), RBC CAPITAL MARKETS, LLC (“RBC Capital Markets”), and TD SECURITIES (USA) LLC (“TD Securities”, and together with Goldman Sachs, Barclays, BNP Paribas, Evercore ISI, Mizuho Securities, MUFG and RBC Capital Markets, the “Sales Agents”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $600,000,000 upon the terms and subject to the conditions contained herein;

WHEREAS, each of the Sales Agents has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Amount” means the number of Issuance Shares that a Sales Agent has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first mentioned Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” has the meaning set forth in Section 3.15.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which the Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Article VII.

“Common Shares” shall mean shares of the Common Stock issued or issuable pursuant to this Agreement.

“Common Stock” shall mean the Company’s common stock, $.01 par value per share.

“Effective Date” has the meaning set forth in Section 3.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.

“Floor Price” means the minimum price set by the Company in an Issuance Notice, below which such Sales Agent shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period by notifying such Sales Agent by telephone or by e-mail (in each case, confirmed immediately by verifiable facsimile transmission) and which in no event shall be less than $1.00 without the prior written consent of such Sales Agent, which may be withheld in such Sales Agent’s sole discretion.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice requesting a Sales Agent to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement, which Issuance Notice is accepted by such Sales Agent in accordance with Section 2.01(a).

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by a Sales Agent with respect to an Issuance.

“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to a Sales Agent delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in the introductory paragraph of Section 3.02.

“Material Adverse Effect” has the meaning set forth in Section 3.04.

“Material Subsidiary” has the meaning set forth in Section 3.04.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of $600,000,000.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.

“Prospectus” has the meaning set forth in Section 3.02.

“Prospectus Supplement” has the meaning set forth in Section 5.01(i)

“Registration Statement” has the meaning set forth in Section 3.02.

“REIT” has the meaning set forth in Section 3.15.

“Replacement Prospectus” has the meaning set forth in Section 4.14.

“Replacement Registration Statement” has the meaning set forth in Section 4.14.

“Representation Date” has the meaning set forth in the introductory paragraph of Article III.

“Sales Agents” has the meaning set forth in the Recitals.

“Sales Price” means the actual sale execution price of each Common Share sold by a Sales Agent on the Principal Market hereunder, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

“Selling Commission” means up to 1.5% of the Sales Price of Common Shares sold during a Selling Period.

“Selling Period” means the period of one to twenty consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” means the third business day following each Trading Day during the applicable Selling Period on which a Sales Agent sells any Issuance Shares, when the Company shall deliver to such Sales Agent the amount of Common Shares sold on such Trading Day and such Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

ARTICLE II

ISSUANCE AND SALE OF COMMON STOCK

Section 2.01    Issuance.

(a)        Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through the Sales Agents and the Sales Agents shall use their commercially reasonable efforts to sell Common Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company in its sole discretion shall choose to deliver during the Commitment Period, as accepted by the Sales Agents in accordance with this Agreement, until the aggregate Sales Price of the Common Shares sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice to a Sales Agent and such Sales Agent’s acceptance of such Issuance Notice by e-mail confirming the terms of such Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in such Issuance Notice into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice.  Such Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.  Such Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein.  The Company acknowledges and agrees that (i) there can be no assurance that such Sales Agent will be successful in selling Issuance Shares and (ii) such Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by such Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  In acting hereunder, such Sales Agent will be acting as agent for the Company and not as principal.

(b)        Method of Offer and Sale.  The Common Shares may be offered and sold (1) in privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and each party may withhold its consent thereto in such party’s sole discretion.

(c)        Issuances.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied, the Company may deliver, in accordance with Section 9.03, an Issuance Notice, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to a Sales Agent.  Such Sales Agent may accept such Issuance Notice by e-mail to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time, confirming the terms of such Issuance Notice.  The number of Issuance Shares that such Sales Agent shall use its commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount set forth in the Issuance Notice accepted by such Sales Agent.  Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Section 2.02    Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence.  At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to the Sales Agents a certificate executed by the Secretary of the Company, signing in such capacity, dated the Closing Date (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to the Sales Agents a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, signing in such capacity, dated the Closing Date, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Morrison & Foerster LLP, counsel to the Company, shall deliver to the Sales Agents an opinion, dated the Closing Date and addressed to the Sales Agents, substantially in the form of Exhibit B(i) attached hereto; (iv) Venable LLP, Maryland counsel to the Company, shall deliver to the Sales Agents an opinion, dated the Closing Date and addressed to the Sales Agents, substantially in the form of Exhibit B(ii) attached hereto; and (v) Ernst & Young LLP shall deliver to the Sales Agents a letter, dated the Closing Date, in form and substance satisfactory to the Sales Agents to the effect required by Section 4.08.

Section 2.03    Mechanics of Issuances.

(a)        Issuance Notice.  On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to such Sales Agent, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that the Issuance Notice may not specify a number of Issuance Shares with an aggregate Sales Price that, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, exceeds the Maximum Program Amount.  The Company shall be obligated to issue and sell through a Sales Agent, and such Sales Agent shall be obligated to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares only if and when the Company delivers an Issuance Notice to such Sales Agent and such Sales Agent has accepted such Issuance Notice as provided in Section 2.01(a).  The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Issuance Notice, and if accepted by the applicable Sales Agent, such Sales Agent shall as soon as reasonably practicable, modify its offers to sell consistent with any such amendment notice; provided, however, that the Company may not amend the Issuance Amount if such amended Issuance Amount is less than the Actual Sold Amount as of the date of such amendment.

(b)        Delivery of Issuance Notice.  An Issuance Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the applicable Sales Agent.  No Issuance Notice or any amendment thereto may be delivered other than on a Trading Day during the Commitment Period.

(c)        Floor Price.  The applicable Sales Agent shall not sell Common Shares below the Floor Price during the applicable Selling Period and such Floor Price may be adjusted by the Company at any time during the applicable Selling Period upon notice to such Sales Agent and confirmation by such Sales Agent to the Company.

(d)       Trading Guidelines.  Each Sales Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account and for the account of its clients while this Agreement is in effect.  In addition, the Company hereby acknowledges and agrees that each Sales Agent’s affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time such Sales Agent is acting as agent pursuant to this Agreement.

(e)        Settlements.  Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Sales Agent or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold such Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to such Sales Agent any Selling Commission to which it would otherwise have been entitled absent such default.  The parties acknowledge and agree that, in performing its obligations under this Agreement, the Sales Agents may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.04    Use of Free Writing Prospectus.  The Company has not prepared, used, referred to or distributed, or will not prepare, use, refer to or distribute, without the Sales Agents’ prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement.  The Sales Agents have not prepared, used, referred to or distributed, or will not prepare, use, refer to or distribute, without the Company’s prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement that would be required to be filed with the Commission under the Securities Act.

Section 2.05    Material Non-Public Information.

(a)        Notwithstanding any other provision of this Agreement, no Sales Agent shall be obligated to sell any Issuance Shares hereunder and the Company shall not offer, sell or deliver, or request the offer or sale, of any Issuance Shares pursuant to this Agreement and, by notice to the Sales Agent given by telephone (confirmed promptly by e-mail) shall cancel any delivered Issuance Notice, (i) during any period in which the Company is, or the Sales Agent reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(b)        Notwithstanding clause (ii) of Section 2.05(a), if the Company wishes to offer or sell Shares to a Sales Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Sales Agent (with a copy to counsel for the Sales Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Sales Agent, and, prior to its filing, obtain the written consent of such Sales Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Sales Agent with the opinions of counsel, comfort letters and officers’ certificate specified in Sections 4.07, 4.08 and 4.09, respectively, hereof, (iii) afford such Sales Agent the opportunity to conduct a due diligence review in accordance with Section 4.12 hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2.05(b) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver opinions of counsel, comfort letters and officers’ certificate specified in Sections 4.07, 4.08 and 4.09, respectively, hereof, and (B) this Section 2.05(b) shall in no way affect or limit the operation of clause (i) of Section 2.05(a), which shall have independent application.

Section 2.06    Exemption from Regulation M.  If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other parties and sales of Common Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Sales Agents that as of the Closing Date, as of each date a Sales Agent accepts an Issuance Notice, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

Section 3.01    Status as a Well-Known Seasoned Issuer.  (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Common Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations and (d) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Common Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

Section 3.02    Registration.  The Registration Statement on Form S-3 (Registration No. 333-207762) became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on November 3, 2015, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), and the prospectus constituting a part of such registration statement together with the Prospectus Supplement (as defined in Section 5.01(i)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(i) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company’s Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

(a)        Any offer that is a written communication relating to the Common Shares made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(b)        At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Sales Agents pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the time of purchase, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Sales Agents furnished in writing to the Company by the Sales Agents expressly for use therein (it being understood that such information consists solely of the information specified in Section 6.02).

(c)        The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the time of purchase, complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Sales Agents furnished in writing to the Company by the Sales Agents expressly for use therein.

Section 3.03    Incorporated Documents.  The documents incorporated or deemed incorporated by reference into the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and when read together with the information in the Prospectus (1) at the time the Registration Statement became effective, (2) at the earlier of the time the Prospectus was issued and first used and the date and time of the first contract of sale of Common Shares in this offering and (3) at the time of purchase, none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Sales Agents furnished in writing to the Company by the Sales Agents expressly for use therein.

Section 3.04    Changes.  Neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, that singly or in the aggregate could be reasonably expected to have a material adverse effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each such significant subsidiary, a “Material Subsidiary”), or any Material Adverse Effect or any development involving a Material Adverse Effect, in any such case, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

Section 3.05    Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than as specifically described in the Registration Statement and the Prospectus) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for the related mortgage indebtedness described in the Registration Statement and the Prospectus and such other liens, encumbrances and defects as are described in the Registration Statement and the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the

Company and its subsidiaries; and any real property and buildings held under lease (other than ground leases referred to above) by the Company and its subsidiaries that are described in the Registration Statement and the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 3.06    Organizational Matters.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each Material Subsidiary and its jurisdiction of organization is set forth on Schedule 2 hereto; each of the Company’s subsidiaries has power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

Section 3.07    Capitalization.  The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the Prospectus under the heading “Description of Stock” or in the documents incorporated by reference into the Prospectus; and all of the issued shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are described in the Registration Statement and the Prospectus or such as do not materially interfere with the ownership thereof by the Company and its subsidiaries in each case, except as would not have a Material Adverse Effect.

Section 3.08    Issuance of Common Shares.  The Common Shares to be issued and sold by the Company to the Sales Agents hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will conform to the description of the Common Stock contained in the Prospectus and will not be subject to any preemptive rights of any security holder of the Company; no holder of Common Stock will be subject to personal liability by reason of being such a holder; except as set forth in the Prospectus, the issuance, sale or offering of the Common Shares by the Company will not give rise to any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any obligations or commitments of the

Company to issue, sell, convert, exchange or register with the Commission any shares of stock, warrants, convertible securities or obligations of the Company or any shares of stock of or membership interests or partnership interests in any subsidiary or any such warrants, convertible securities or obligations.

Section 3.09    No Conflicts.  The issue and sale of the Common Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that could not be reasonably expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that could not be reasonably expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or filing with any such court or governmental agency or body is required for the issuance and sale of the Common Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Common Shares and such consents, approvals, authorizations, registrations or qualifications (a) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Common Shares by the Sales Agents, (b) as may be required pursuant to the listing requirements of the NYSE, or (c) as have already been obtained.

Section 3.10    No Violations or Defaults.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such defaults that could not be reasonably expected to result in a Material Adverse Effect immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that the Sales Agents shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.11    Legal Proceedings.  Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or other assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.12    Investment Company.  The Company is not and, after giving effect to the offering and sale of the Common Shares, will not be required to be registered as, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 3.13    Independent Public Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and certain properties acquired by the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act.

Section 3.14    Tax Returns.  The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

Section 3.15    Qualification as a REIT.  Commencing with the Company’s taxable year ended December 31, 1996, the Company has been, and upon the sale of the Common Shares will be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

Section 3.16    Environmental Laws.  Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of (i) the presence of any hazardous substances, hazardous materials, toxic substances or hazardous or toxic wastes (collectively, “Hazardous Materials”) on any of the properties owned by the Company and its subsidiaries in violation of law or in excess of regulatory action levels that could reasonably be expected to have a Material Adverse Effect or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence could reasonably be expected to have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company and its subsidiaries, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders that could reasonably be expected to have a Material Adverse Effect.

Section 3.17    Financial Condition; No Adverse Change.  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; furthermore, all financial statements required by Rules 3-10 and 3-14 of Regulation S-X (“Rules 3-10 and 3-14”) have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rules 3-10 and 3-14; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

Section 3.18    Due Authorization.  The Company has full corporate power to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company.

Section 3.19    No Reliance.  The Company has not relied upon any Sales Agent or legal counsel for the Sales Agents for any legal, tax or accounting advice in connection with the offering and sale of the Common Shares.

Section 3.20    Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

Section 3.21    Evaluation of Internal Accounting Controls.  As required by Rule 13a 15 under the Exchange Act, the Company’s principal executive officer, principal financial officers, or other persons performing similar functions, have evaluated, as of June 30, 2016, the design and operations of the disclosure controls and procedures of the Company.  Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures effectively ensure that information required to be disclosed in the Company’s filings and submissions with the Commission under the Exchange

Act, is accumulated and communicated to our management (including the principal executive officer and principal financial officer) and is recorded, processed, summarized and reported within the time periods specified by the Commission.  In addition, there have not been any significant changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that could significantly affect the Company’s internal control over financial reporting since June 30, 2016.

Section 3.22    Statistical and Market-related Data.  Any statistical and market-related data included in the Registration Statement and the Prospectus are based on the Company’s own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

Section 3.23    Timely Filing; Non-affiliated Market Capitalization.  During the period of at least the last 12 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 12 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; and as of the date of this Agreement, the aggregate market value of the Company’s Voting Stock held by nonaffiliates of the Company was equal to or greater than $700 million.

Section 3.24    No Stabilizing Actions.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any stock of the Company to facilitate the sale or resale of any of the Common Shares.

Section 3.25    Sarbanes-Oxley.  To the Company’s knowledge after due inquiry, the Company and its directors and officers, in their respective capacities as such, are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Section 3.26    No Contribution or Payments.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

Section 3.27    No Proceedings.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Common Shares.

Section 3.28    Actively-Traded Security.  Except under circumstances where the Company has provided the Sales Agents with the notice required pursuant to Section 2.06 of this Agreement, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with the Sales Agents as follows:

Section 4.01    Registration Statement and Prospectus.  (i) At any time after the date of acceptance of an Issuance Notice, and prior to the related Settlement Date, to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) an amendment or supplement by means of a Current Report on Form 8-K that does not include financial statements of the Company or an earnings release of the Company filed with the Commission under the Exchange Act or incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus; provided, that the Company will give prior notice to the Sales Agents of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) at any time prior to having afforded the Sales Agents a reasonable opportunity to review and comment thereon; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by such Sales Agent and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) at any time other than the period after the date of acceptance of an Issuance Notice, and prior to the related Settlement Date, to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act or incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus) at any time prior to having afforded the Sales Agents a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise such Sales Agent, promptly after the Company receives notice thereof, of the time when an amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any documents incorporated or deemed to be incorporated therein by reference); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

Section 4.02    Blue Sky.  To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as the Sales Agents may reasonably request to cooperate with the Sales Agents in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as the Sales Agents may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03    Copies of Amendments to the Registration Statement and Prospectus.  To furnish the Sales Agents with copies (which may be electronic copies) of each amendment to the Registration Statement (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system), and with copies of the Prospectus and each amendment or supplement thereto (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the EDGAR system) in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Sales Agents may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Sales Agents and request the Sales Agents to suspend offers to sell Common Shares (and, if so notified, the Sales Agents shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the EDGAR system), to advise the Sales Agents promptly by telephone (with confirmation in writing or e-mail) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period a Sales Agent is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04    Rule 158.  To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the initial Effective Date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05    Information.  Except where such reports, communications, financial statements or other information are available on the EDGAR system, to furnish to the Sales Agents (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and furnish to the Sales Agents (in paper or electronic format) and, promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and furnish to the Sales Agents (in paper or electronic format) such additional publicly available information concerning the business and financial condition of the Company as the Sales Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

Section 4.06    Representations and Warranties.  That each delivery of an Issuance Notice, each date of acceptance of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to the applicable Sales Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice, the date of acceptance of an Issuance Notice, the date of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Registration Statement and the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise such Sales Agent if any of such representations and warranties will not be true and correct as of the relevant Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares).

Section 4.07    Opinions of Counsel.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (y) an Issuance Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) and (z), reasonably requested by the Sales Agents within 5 business days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agents a written opinion of each of Morrison & Foerster LLP, counsel for the Company, and Venable LLP, Maryland counsel for the Company, each dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to the Sales Agents, (i) if each counsel has previously furnished an opinion to the effect set forth in Exhibit B(i) and (ii) hereto, to the effect that the Sales Agents may rely on such previously furnished opinions of each counsel to the same extent as though they were dated the date of such letters authorizing reliance (except that the statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if each counsel has not previously furnished an opinion to the effect set forth in Exhibit B(i) and (ii) hereto, of the same tenor as such an opinion of each counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement.

Section 4.08    Comfort Letters.  That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus), in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records) other than an amendment or supplement relating solely to the offering of securities other than the Common Shares, the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to the Sales Agents a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to the Sales Agents, of the same tenor as the letter referred to in Section 5.01(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(e) hereof that was last furnished to the Sales Agents; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all letters otherwise required by this Section 4.08 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement.

Section 4.09    Officers’ Certificate.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (y) than by an Issuance Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) and (z), reasonably requested by the Sales Agents within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agents a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to the Sales Agents, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such certificates otherwise required by this Section 4.09 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement.

Section 4.10    Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than the Sales Agents.

Section 4.11    Maximum Program Amount.  The Company will promptly notify the Sales Agents when the Maximum Program Amount has been sold pursuant to this Agreement.

Section 4.12    Due Diligence Cooperation.  The Company will cooperate with any due diligence review conducted by the Sales Agents or their counsel in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agents may reasonably request in accordance with guidelines mutually agreed between the parties.

Section 4.13    Use of Proceeds.  The Company will use the net proceeds received from the sale of the Common Shares in the manner specified in the Prospectus under the caption “Use of Proceeds.”

Section 4.14    Replacement Registration Statements.  To the extent any Common Shares remain unsold under this Agreement, the Company shall notify the Sales Agents in writing immediately upon becoming aware that no registration statement is in effect with respect to the offer and sale of the Common Shares and shall not deliver an Issuance Notice to any Sales Agent (A) during any period in which there is not a registration statement in effect with respect to the offer and sale of the Common Shares or (B) that would require any Sales Agent to offer or sell Common Shares during any period in which there is not a registration statement in effect with respect to the offer and sale of the Common Shares.  At any time before or after the third anniversary of the initial effective date of the Registration Statement, the Company may file a new registration statement (a “Replacement Registration Statement”) with the Commission and a prospectus supplement (the “Replacement Prospectus”), in form and substance satisfactory to the Sales Agents.  The Company shall promptly notify the Sales Agents in writing of the effectiveness of any Replacement Registration Statement and the filing of the Replacement Prospectus and, following delivery of such notice, references herein to the “Registration Statement” and “Prospectus” shall refer to such Replacement Registration Statement and Replacement Prospectus, as applicable, in lieu of the Registration Statement and Prospectus as defined herein or the predecessor Replacement Registration Statement and Replacement Prospectus, as the case may be.

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

Section 5.01                Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of a Sales Agent to Sell Common Shares During the Selling Period(s).  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of a Sales Agent in connection with sales of Common Shares pursuant to an Issuance Notice hereunder is subject to the satisfaction, on the date of acceptance of such Issuance Notice and the Settlement Date, of each of the following conditions:

(a)                               Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Common Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by the Sales Agents thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Sales Agents; and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

(b)                              Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c)                               Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

(d)                             No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the Principal Market or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the applicable Sales Agent makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company.

(e)                               Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Sales Agents a letter, dated the Closing Date or such applicable date, in accordance with the terms of Section 4.08.

(f)                                No Defaults.  The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not result in the Company or any of the Material Subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company or any of its Material Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Material Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)                              Trading Cushion.  The Selling Period for any previous Issuance Notice shall have expired.

(h)                              Maximum Issuance Amount.  In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that the sum of (x)  the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement would exceed the Maximum Program Amount.

(i)                                  Prospectus Supplement and Issuance Supplement.  (i) A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Sales Agents on or prior to the Issuance Date.  (ii) To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the applicable the Sales Agent on or prior to the Issuance Date.

(j)                                  Counsel Letter.  (i) The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to the Sales Agents, shall have furnished to the Sales Agents their written opinion, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.07; and (ii) Clifford Chance US LLP, counsel for the Sales Agents, shall have furnished to the Sales Agents its written opinion and negative assurance letter in form and substance satisfactory to the Sales Agents dated the Closing Date and before each Issuance Date or Settlement Date, as the case may be; provided that (x) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibit C hereto, such counsel shall have furnished to the Sales Agents a letter or letters to the effect that the Sales Agents may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date).

(k)                              Officers’ Certificate.  The Company shall have furnished or caused to be furnished to the Sales Agents an officers’ certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(l)                                  Other Documents.  On the Closing Date and prior to each Issuance Date and Settlement Date, the Sales Agents and their counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained;

and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Sales Agents and their counsel.

Section 5.02                Documents Required to be Delivered on each Issuance Date.  A Sales Agent’s obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to such Sales Agent on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to such Sales Agent, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

Section 5.03                Suspension of Sales.  The Company or the applicable Sales Agent may, upon notice to the other party by telephone or by e-mail (in each case, confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice.  The Company agrees that no such notice shall be effective against such Sales Agent unless it is made to one of the representatives of such Sales Agent named on Schedule 1 hereto, as such Schedule may be amended from time to time.  Each Sales Agent agrees that no such notice shall be effective against the Company unless it is made to one of the representatives of the Company named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01                Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Sales Agents, their respective officers, directors and managing members, and each Person, if any, who controls a Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Controlling Person”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Sales Agents, their respective officers, directors and managing members, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Sales Agents or their plan of distribution furnished in writing to the Company by the Sales Agents expressly for use therein (it being understood that such information consists solely of the information specified in Section 6.02), and the Company shall reimburse the Sales Agents, their respective officers, directors and managing members, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02                Indemnification by the Sales Agents.  Each Sales Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and managing members, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Controlling Person”), from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors or managing members, any such controlling Person and any officer, director or managing member of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with information concerning the Sales Agents furnished in writing to the Company by the Sales Agents expressly for use therein, it being understood and agreed upon that such information as of the date hereof shall consist solely of the legal name of each of the Sales Agents under the caption “Plan of Distribution” in the Prospectus Supplement dated the date hereof.  The Sales Agents shall reimburse the Company, its officers, directors, employees and agents and each Company Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.03                Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02.  If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense or (iii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party.  Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

Section 6.04                Contribution.  If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and the Sales Agents, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agents on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Sales Agents in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and by the Sales Agents, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by the Sales Agents in respect thereof.  The relative fault of the Company, on the one hand, and of the Sales Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by the Sales Agents on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Sales Agents agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.04, no Sales Agent shall in any event be required to contribute any amount in excess of the commissions received by it under this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Sales Agents’ obligations under this Section 6.04 are several and not joint.

ARTICLE VII

TERMINATION

Section 7.01                Term.  Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02                Termination by a Sales Agent.  Each Sales Agent may terminate the right of the Company to effect any Issuances under this Agreement:

(a)                               upon one (1) Trading Day’s notice if any of the following events shall occur:

(i)                                  the Company or any Material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(ii)                              bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Material Subsidiaries;

(iii)                          the Company shall fail to maintain the listing of the Common Stock on the Principal Market; or

(iv)                          since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(b)                              if such Sales Agent shall have given ten (10) days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

Any such termination shall have no effect on the obligations of any other Sales Agent under this Agreement.

Section 7.03                Termination by the Company. The Company shall have the right, by giving one (1) Trading Days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time; provided that with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Sales Agent for such sale, shall remain in full force and effect notwithstanding such termination.  After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

Section 7.04                Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided, further, that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of a Sales Agent and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01                Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Sales Agents prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties.  No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.  If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02                Expenses.

(a)                               The Company covenants and agrees with the Sales Agents that the Company shall pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Sales Agents and the Principal Market; (ii) the cost of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iii) all filing fees and expenses in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (iv) the cost of preparing the Common Shares; (v) the fees and expenses of any transfer agent of the Company; (vi) the cost of providing any CUSIP or other identification numbers for the Common Shares; (vii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section.

(b)                              If an aggregate of $50,000,000 of Common Shares have not been offered and sold under this Agreement by June 30, 2017 (or such earlier date on which the parties terminate this Agreement), the Company shall reimburse the Sales Agents for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel, incurred by them in connection with the offering contemplated by this Agreement; provided, however, that such expenses for the initial documentation and due diligence will not exceed in the aggregate $150,000, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

Section 9.03                Notices.  Except as expressly set forth herein, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, e-mail, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to the Company at the offices of the Company as set forth on the Registration Statement, Attention: Corporate Secretary; (ii) if to Goldman Sachs, Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (iii) if to Barclays, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133; (iv) if to BNP Paribas, BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk, e-mail: nyk_elo@us.bnpparibas.com; (v) if to Evercore ISI, Evercore Group L.L.C., 55 East

52nd Street, 36th Floor, New York, NY 10055, Attention: Equity Capital Markets; (vi) if to Mizuho Securities, Mizuho Securities USA Inc., 320 Park Avenue, 12th Floor, New York, New York 10022, Attention: Equity Capital Markets Desk; (vii) if to MUFG, MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, NY 10020-1001, Attention: Capital Markets Group, Facsimile No.: 646-434-3455; (viii) if to RBC Capital Markets, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Equity Capital Markets, Facsimile No.: 212-428-6260; (ix) if to TD Securities, TD Securities (USA) LLC, 31 West 52nd Street, New York, New York 10019-6101; and, in the case of (ii) through (ix), with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019, Attention: Andrew S. Epstein, Facsimile No.: 212-878-8375.  Except as set forth in Sections 1.01, 2.03 and 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile.  Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04                Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05                Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred.  Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06                No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Sales Agents.  Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors and managing members referred to in Article VI.  This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07                Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08    Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09    Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10    Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11    Waiver of Jury Trial.  The Company and each Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 9.12    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by any party to the others may be made by facsimile transmission.

Section 9.13    Adjustments for Stock Splits, Etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14    No Fiduciary Duty.  The Company acknowledges and agrees that each Sales Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that any Sales Agent is acting in such capacity in connection with the offering of the Common Shares contemplated hereby.  Additionally, no Sales Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Sales Agent shall have any responsibility or liability to the Company with respect thereto.  Any review by the Sales Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Sales Agents and shall not be on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ Dean A. Shigenaga
	Name:	Dean A. Shigenaga
	Title:	Chief Financial Officer

[Signature Page to the Distribution Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

[Signature Page to the Distribution Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

[Signature Page to the Distribution Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
	Name:	Frederick J. Fiddle
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

EVERCORE GROUP L.L.C.

By:	/s/ James T. Chandler
	Name:	James T. Chandler
	Title:	Senior Managing Director

[Signature Page to the Distribution Agreement]

MIZUHO SECURITIES USA INC.

By:	/s/ Paul Gaydos
	Name:	Paul Gaydos
	Title:	Director

[Signature Page to the Distribution Agreement]

MUFG SECURITIES AMERICAS INC.

By:	/s/ David McMillan
	Name:	David McMillan
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ John Brady
	Name:	John Brady
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

TD SECURITIES (USA) LLC

By:	/s/ William Balassone
	Name:	William Balassone
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

EXHIBIT A

ISSUANCE NOTICE

[Date]

[Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Registration Department]

[Barclays Capital Inc.

745 Seventh Avenue, 3rd Floor

New York, New York 10019

Attention: Syndicate Registration]

[BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Equity Syndicate Desk]

[Evercore Group L.L.C.

55 East 52nd Street, 36th Floor

New York, New York 10055

Attention: Equity Capital Markets]

[Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Equity Capital Markets Desk]

[MUFG Securities Americas

1221 Avenue of the Americas, 6th Floor

New York, New York 10020-1001

Attention: Capital Markets Group]

[RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Capital Markets]

[TD Securities (USA) LLC

31 West 52nd Street

New York, New York 10019-6101]

Exh. A-1

Reference is made to the Distribution Agreement among Alexandria Real Estate Equities, Inc. (the “Company”) Goldman, Sachs & Co., Barclays Capital Inc., BNP Paribas Securities Corp., Evercore Group L.L.C., Mizuho Securities USA Inc., MUFG Securities Americas Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, dated as of October 11, 2016.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Amount: $

Selling Commission:	%

Floor Price Limitation (Adjustable by Company during the Selling Period, and in no event less than $1.00 without your prior written consent, which consent may be withheld in your sole discretion): $ ____ per share

Comments:

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:
Name:
Title: [CEO or Chief Financial Officer]

Exh. A-2

EXHIBIT B(i)

Form of Opinion of Morrison & Foerster LLP, Counsel for the Company

1.                                    The Company is qualified to do business and is in good standing as a foreign corporation under the laws of the States of California, Massachusetts and Washington.

2.                                    Each Subsidiary (other than ARE-QRS Corp., which is incorporated in Maryland) is a corporation, limited partnership or limited liability company, as the case may be, validly existing and in good standing under the Delaware Statutes, and all of the issued shares of capital stock, partnership interests or membership interests of each such Subsidiary, as the case may be, have been duly authorized and validly issued and, as to shares of capital stock, are fully paid and nonassessable.

3.                                    The Distribution Agreement has been duly authorized, executed and delivered by the Company.

4.                                    The execution and delivery by the Company of the Distribution Agreement, the issuance and delivery by the Company of the Shares, compliance by the Company with all of the provisions of the Distribution Agreement in accordance with its terms, and the consummation of the transactions therein contemplated, do not constitute a violation of or a default under any Applicable Contract (except for such conflicts, breaches or defaults that could not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, charter, by-laws, certificate of general or limited partnership, partnership agreement, or other organizational document, as applicable of any of the Subsidiaries that are organized under the Delaware Statutes.  We do not express any opinion, however, as to (i) whether the execution, delivery or performance by the Company of the Distribution Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or (ii) the enforceability of the Distribution Agreement or any of the Applicable Contracts.  We call to your attention the fact that certain of the Applicable Contracts are governed by the laws of jurisdictions other than those as to which we are opining.  We make no comment as to the effect of the laws of such jurisdictions on the opinions expressed herein.

5.                                    None of the execution or delivery by the Company of the Distribution Agreement, the performance of its obligations under the Distribution Agreement, the issuance and delivery by the Company of the Shares, or the compliance at the time of purchase by the Company with the terms and provisions of the Distribution Agreement and the consummation of the transactions therein contemplated, will contravene any provision of any (a) Applicable Laws or (b) judgment, order or decree known to us of any court or Governmental Authority or agency having jurisdiction over the Company.

6.                                    The Company is not, and upon receipt of the proceeds from the sale of the Shares and the use of such proceeds in accordance with the “Use of Proceeds” section of the Prospectus, will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Exh. B-1

7.                                    Each of the documents that are incorporated or deemed incorporated by reference into the Prospectus at the time it was filed or last amended (other than the financial statements and supporting schedules and other financial data included therein, as to which we express no opinion), when they were filed with the Commission (or, if later, upon filing of an amendment thereto) complied as to form in all material respects with the requirements of the Exchange Act.

8.                                    The Registration Statement, as of its effective date and as of the date hereof, and the Prospectus, as of its date and as of the date hereof (in each case other than (A) the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we express no opinion and (B) except as expressed in our opinion in paragraph 7 above, the documents incorporated therein), each complied as to form in all material respects to the applicable requirements of the Securities Act.

9.                                    The Registration Statement became automatically effective under the Securities Act on November 3, 2015.  The Prospectus containing the information required pursuant to Rule 430B of the Securities Act has been filed with the Commission in the manner and within the time period required by Rule 424(b) of the Securities Act, without reliance on Rule 424(b)(8) of the Securities Act.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act.

10.                            Neither the Company nor any of the Subsidiaries is (i) to our knowledge, in breach of, or default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except where such default could not reasonably be expected to have a Material Adverse Effect, (ii) to our knowledge, in violation of any Governmental Approval or Applicable Laws, except where such violation could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any of the articles of incorporation or bylaws of the Company or the material terms of the charter, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of any of the Subsidiaries.

11.                            To our knowledge, there are no legal or governmental proceedings pending, contemplated or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their respective properties is subject that could reasonably be expected to have a Material Adverse Effect.

12.         Beginning with the Company’s taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and its actual method of operation through the date of this letter and its planned method of operation, each as represented in the Officer’s Certificate, will continue to enable it to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2016 and thereafter.

Exh. B-2

13.                            The discussion in the Prospectus under the heading “Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects, and accurately summarizes the material Federal income tax consequences of an investment in the Notes, subject to the qualifications set forth therein.

As used in this opinion, (i) “Governmental Approval” means any consent, approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (ii) “Governmental Authority” means any United States or California executive, legislative, judicial, administrative or regulatory body, (iii) “Applicable Laws” means those laws, rules and regulations of the United States of America and the State of California, New York and Delaware that, in our experience, are normally applicable to transactions of the type contemplated by the Distribution Agreement; provided, that we express no opinion as to (x) the “blue sky” or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state, and (iv) “Material Adverse Effect” means a material adverse effect in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

In addition, we have participated in conferences with your representatives, your counsel and with representatives of the Company and their accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements.  Based upon and subject to the foregoing, we confirm to you that nothing came to our attention that caused us to believe that (x) the Registration Statement, as of its effective date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) that the Prospectus, as of its date or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to clauses (x) and (y), we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise specifically provided in our opinion of today’s date addressed to you relating to federal income tax matters and in paragraphs 7, 8 and 13 above), and we do not express any belief with respect to the financial statements or other financial information data derived therefrom, contained in or omitted from the Registration Statement or the Prospectus.

Exh. B-3

EXHIBIT B(ii)

Form of Opinion of Venable LLP, Maryland Counsel for the Company

1.                                    Each of the Company and ARE-QRS has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.                                    The Company has full corporate power to own its properties and to conduct its business as described under the caption “The Company” in the Prospectus and to enter into and perform its obligations under the Agreement.

3.                                    As of [•], 2016, the authorized, issued and outstanding stock of the Company was as disclosed in the Prospectus under the caption “Description of Stock” (except for issuances of restricted shares of Common Stock under existing stock option plans referenced in the Prospectus).  As of the date hereof, the Company has authority to issue up to 100,000,000 shares of Common Stock, 100,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), including 1,610,000 shares of 9.50% Series A Cumulative Redeemable Preferred Stock, 500,000 shares of Series A Junior Participating Preferred Stock, 2,300,000 shares of 9.10% Series B Cumulative Redeemable Preferred Stock, 5,750,000 shares of 8.375% Series C Cumulative Redeemable Preferred Stock, 10,000,000 shares of Series D Preferred Stock and 5,200,000 shares of Series E Preferred Stock, and 200,000,000 shares of Excess Stock, $.01 par value per share.

4.                                    All of the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.  Upon the completion of all Corporate Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Agreement and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.  The Outstanding Shares are not, and upon issuance the Shares will not be, subject to any preemptive or other similar rights arising by operation of the MGCL, the Charter or the Bylaws.  The Shares conform in all material respects to the descriptions thereof contained in the Prospectus under the caption “Description of Stock.”  The Certificate is in due and proper form and complies with all applicable statutory requirements of the MGCL and with any applicable requirements of the Charter and the Bylaws.

5.                                    The Agreement has been duly executed by the Company and, so far as is known to us, delivered by the Company.

6.                                    The execution and delivery of the Agreement by the Company, the issuance of the Shares by the Company, the consummation by the Company of the transactions contemplated in the Agreement and the compliance by the Company with the terms of the Agreement have been authorized by all necessary corporate action on the part of the Company and will not result in a breach or violation of the Charter or the Bylaws or violate or conflict with any judgment, ruling, decree or order known to us, or any statute, rule or regulation of any court or other government agency or body of the State of Maryland applicable to the Company.

Exh. B-4

7.                                    No consent, approval, authorization or order of, or any filing or declaration with, any court or other government agency or body of the State of Maryland is required under Maryland law in connection with (i) the authorization, issuance, transfer, sale or delivery of the Shares by the Company to the Agents, (ii) the execution, delivery and performance of the Agreement by the Company or (iii) the taking by the Company of any action contemplated by the Agreement, except such as may be required under Maryland state securities laws and regulations in connection with the purchase and distribution by the Agents of the Shares, and other than those which have already been made, obtained or rendered, as applicable.

8.                                    The information contained in the Base Prospectus under the caption “Description of Stock,” to the extent that it constitutes a summary of the terms of the Shares, and under the caption “Provisions of Maryland Law and of Our Charter and Bylaws,” and incorporated by reference into the Prospectus from the Form 10-K, under the headings “Risk Factors—There are limits on the ownership of our capital stock under which a stockholder may lose beneficial ownership of its shares and that may delay or prevent transactions that might otherwise be desired by our stockholders” and “—In addition to the ownership limit, certain provisions of our charter and bylaws may delay or prevent transactions that may be deemed to be desirable to our stockholders,” to the extent that it constitutes matters of Maryland law, summaries of legal matters, of the Charter, of the Bylaws or of legal proceedings, or legal conclusions, has been reviewed by us and accurately summarizes such matters in all material respects.

Exh. B-5

EXHIBIT C

Form of Opinion of Clifford Chance US LLP, Counsel for the Sales Agents

1.                                    The Shares have been duly authorized by the Company for issuance and sale pursuant to the Distribution Agreement.  The Shares, when issued and delivered by the Company in accordance with such authorization and pursuant to the Distribution Agreement against payment of the consideration specified in the Distribution Agreement, will be validly issued, fully paid and non-assessable.

2.                                    The Distribution Agreement has been duly authorized, executed and delivered by the Company.

3.                                    The Registration Statement, as of the date it became effective, and the Prospectus, as of its date and as of the date hereof (in each case, other than (A) the financial statements, related schedules, other financial information and data derived from such financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom and (B) any of the documents incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder.

Based solely upon our review of the Commission’s website, the Registration Statement became effective upon filing on November 3, 2015.  Based solely on our review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on [__], 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and to our knowledge, no proceedings seeking the issuance of such a stop order have been initiated or threatened by the Commission.

In addition, we have reviewed the Registration Statement and the Prospectus and participated in conferences with officers, directors and other representatives of and counsel to the Company and its subsidiaries, representatives of the independent public accountants of the Company and you and your representatives at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and we have reviewed certain corporate records, documents and proceedings.  On the basis of the foregoing, nothing has come to our attention that leads us to believe that (1) the Registration Statement, as of the most recent deemed effective date, with respect to the Agents pursuant to Rule 430B(f)(2) of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Prospectus, as of its date and the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, related schedules, other financial information and data derived from such financial statements, schedules and other financial information included or incorporated by reference in or excluded from the Registrations Statement or the Prospectus).

Exh. C-1

SCHEDULE 1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Joel S. Marcus, Chief Executive Officer

Telephone:	626-578-0777
Facsimile:	626-578-0770
Address:	385 East Colorado Boulevard
Suite 299
Pasadena, CA 91101
E-mail Address:	jmarcus@are.com

Dean A. Shigenaga, Chief Financial Officer

Telephone:	626-578-0777
Facsimile:	626-578-0770
Address:	385 East Colorado Boulevard
Suite 299
Pasadena, CA 91101
E-mail Address:	dshigenaga@are.com

Sch. 1-1

GOLDMAN, SACHS & CO.

Ian Taylor

Telephone:	212-934-0892
Address:	200 West Street
New York, New York 10282-2198
E-mail Address:	ian.taylor@gs.com

Christopher Avallone

Telephone:	212-934-2887
Address:	200 West Street
New York, New York 10282-2198
E-mail Address:	christopher.avallone@gs.com

BARCLAYS CAPITAL INC.

Scottt Kinloch

Telephone:	212-526-9420
Address:	745 Seventh Ave.
New York, New York 10019
E-mail Address:	scott.kinloch@barclays.com

Daniel Sinni

Telephone:	212-526-9420
Address:	745 Seventh Ave.
New York, New York 10019
E-mail Address:	daniel.sinni@barclays.com

BNP PARIBAS SECURITIES CORP.

Damir Tanovic

Telephone:	212-841-2504
Address:	787 Seventh Avenue, 8th Floor
New York, New York 10019
E-mail Address:	damir.tanovic@us.bnpparibas.com

Sch. 1-2

EVERCORE GROUP L.L.C.

Jay Chandler

Telephone:	212- 453-5646
Address:	55 East 52nd Street
New York, NY 10055
E-mail Address:	jay.chandler@Evercore.com

Tejwantie Niranjan

Telephone:	212-849-3488
Address:	55 East 52nd Street
New York, NY 10055
E-mail Address:	tejwantie.niranjan@evercore.com

MIZUHO SECURITIES USA INC.

Mark Berti

Telephone:	212-205-7611
Address:	320 Park Avenue, 12th Floor
New York, NY 10022
E-mail Address:	mark.berti@us.mizuho-sc.com

Paul Gaydos

Telephone:	212-205-7602
Address:	320 Park Avenue, 12th Floor
New York, NY 10022
E-mail Address:	paul.gaydos@us.mizuho-sc.com

MUFG SECURITIES AMERICAS INC.

David McMillan

Telephone:	212-405-7496
Address:	1221 Avenue of the Americas, 6th Floor
New York, NY 10020
E-mail Address:	david.mcmillan@mufgsecurities.com

Matthew Crawford

Telephone:	212-405-7465
Address:	1221 Avenue of the Americas, 6th Floor
New York, NY 10020
E-mail Address:	matthew.crawford@mufgsecurities.com

Sch. 1-3

RBC CAPITAL MARKETS, LLC

Andrew Jones

Telephone:	212-428-6631
Address:	200 Vesey Street, 8th Floor
New York, NY 10281
E-mail Address:	Andrew.Jones@rbccm.com
Facsimile:	212-428-6260

Ivana Rupcic-Hulin

Telephone:	212-428-2358
Address:	200 Vesey Street, 8th Floor
New York, NY 10281
E-mail Address:	Ivana.Rupcic-Hulin@rbccm.com
Facsimile:	212-428-6260

TD SECURITIES (USA) LLC

Paul Dotson

Telephone:	212-827-7392
Address:	31 West 52nd Street
New York, NY 10019-6101
E-mail Address:	Paul.Dotson@tdsecurities.com

Jeffrey Peacock

Telephone:	212-827-7392
Address:	31 West 52nd Street
New York, NY 10019-6101
E-mail Address:	Jeffrey.Peacock@tdsecurities.com

Sch. 1-4

SCHEDULE 2

MATERIAL SUBSIDIARIES OF THE COMPANY

Material Subsidiary	Jurisdiction of Organization

Alexandria Real Estate Equities, L.P.	Delaware

ARE-QRS Corp.	Maryland

ARE-Tech Square, LLC	Delaware

ARE – East River Science Park, LLC	Delaware

Alexandria Equities, LLC	Delaware

Sch. 2-1